                                                                        EX 10.19


     CONFIDENTIAL TREATMENT HAS BEEN SOUGHT FOR PORTIONS OF THIS DOCUMENT MARKED WITH " * " AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC

                            SPACE AND USE AGREEMENT
                            -----------------------

     Continental Airlines, Inc. ("CONTINENTAL"), by its execution of this Space and Use Agreement ("the Agreement"), grants to Frontier Airlines, Inc., hereinafter referred to as "COMPANY," under the terms and conditions stated herein, certain rights and privileges, including the right to occupy and use the space referred to herein as "the PREMISES," along with any improvements thereon.

     COMPANY, by its execution hereof, hereby accepts and receives the PREMISES and the obligations, liabilities and responsibilities provided for herein. COMPANY covenants and agrees to abide by and carry out all the terms, conditions and provisions hereof.

1.   EFFECTIVE DATE:  March 2, 1995
     --------------

2.   COMPANY:  The name, address and telephone number of the COMPANY are as
     -------
     follows:

     NAME:          Frontier Airlines, Inc.

     ADDRESS:       12015 East 46th Avenue
                    Denver, CO 80239

     TELEPHONE:     (303) 371-7000

     ATTENTION:     Arthur T. Voss
                    Vice President, Human Resources
                    & General Counsel

3.   DESCRIPTION OF PREMISES:  Certain space on and within the Denver
     -----------------------
International Airport, as well as reasonable rights of ingress and egress and the use of associated areas, being more fully described on Exhibits A - K, attached hereto and made a part hereof.

4.   USE OF PREMISES:  COMPANY is hereby granted the right to use the PREMISES,
     ---------------
in accordance with the terms and conditions stated herein, for the following purposes:

A)   Commercial airline operations as granted to CONTINENTAL under the BASE
     LEASE.

5.   PROPERTY OWNER:  City and County of Denver, hereinafter referred to as
     --------------
"OWNER," has granted to CONTINENTAL, the right to use the PREMISES and certain other rights and privileges under the following Lease, hereinafter referred to as the "BASE LEASE":

               Lessor:   City and County of Denver

               Lessee:   Continental Airlines

               Dated:    January 1, 1993

6.   CONSIDERATION/RENTAL:  In consideration for the rights granted by
     --------------------
CONTINENTAL hereby, COMPANY, agrees to pay to Continental Airlines, Inc., * annually in twelve, equal monthly installments of * paid in advance, on the first day of each calendar month. Company further agrees to pay as additional rental any increases in rental charges to Continental and Continental agrees to afford Company the benefit of any decreases in rental charges to Continental at the following:

     CONTINENTAL AIRLINES, INC
     CREDIT MANAGEMENT
     P.O. BOX 100023
     HOUSTON, TX  77212
     ATTENTION:  OUTSIDE SALES & SERVICE

7.   TERM:  This agreement shall begin on March 2, 1995 and shall continue until
     ----
March 1, 2000, unless otherwise terminated in accordance with the terms and provisions hereof.

8.   NOTICE:  Unless expressly required or permitted herein to be oral, all
     ------
notices, requests, consents and approvals required to be given to or by either party shall be in writing, and shall be transmitted either by a commonly recognized national delivery service or deposited as prepaid, certified, registered or express United States mail addressed as follows, or to the last address provided in accordance herewith:

     TO CONTINENTAL:                     TO COMPANY:

     Staff Vice President                Vice President, Human Resources
     Properties & Facilities             & General Counsel
     Continental Airlines, Inc.          Frontier Airlines, Inc.
     2929 Allen Parkway, Suite #1401     12015 East 46th Avenue
     Houston, TX 77019                   Denver, CO 80239

9.   SECURITY DEPOSIT:  Concurrently with the execution of this Agreement,
     ----------------
COMPANY shall deliver to CONTINENTAL, as a Security Deposit, $0, which amount may be commingled with other funds belonging to CONTINENTAL and shall bear no interest. The amount of the Security Deposit may be adjusted by CONTINENTAL as provided herein.

10.  ADDITIONAL RENTAL / CHARGES / FEES:  The COMPANY shall be responsible for
     ----------------------------------
and pay the following amounts:

None.

11.  INSURANCE COVERAGE REQUIREMENTS
     -------------------------------

     Without limiting COMPANY's obligation to indemnify CONTINENTAL, as provided for in this Agreement, COMPANY shall procure and maintain, at its own cost, at all times during the term of this agreement, insurance of the following types and in amounts not less than those indicated, with responsible insurers satisfactory to CONTINENTAL providing the following coverage:

                                  DESCRIPTION
=====================================================================


 1)   Aviation General or    Per Occurrence:  $500,000,000*
      Comprehensive General  combined single limits covering bodily
      Liability              injury and property damage, endorsed to
                             include Premises Liability and
                             Contractual Liability.

                             *COMPANY limits if higher
---------------------------------------------------------------------

 2)   Worker's Compensation  Statutory
---------------------------------------------------------------------

 3)   Employer's Liability   $10,000,000
=====================================================================


12.  SPECIAL PROVISIONS:
     ------------------

A.   ADDITIONAL SPACE - Frontier shall pay to Continental for use of one, two,
     ----------------
three or four gates at a single rate based on 13,814.60 SF of rented space. Should Frontier elect to lease a fifth gate from Continental, Frontier shall pay rental for that gate at the Standard Denver International Airport ("DIA") rate for 5,000 SF. Should Frontier elect to lease six or more gates from Continental, then the rent for all gates leased from Continental shall be at the Standard DIA rate for 5,000 SF.

B.   SPECIAL CANCELLATION - COMPANY shall have the right to terminate this
     --------------------
Agreement upon 60 days prior written notice to CONTINENTAL in the event COMPANY
(i) terminates all scheduled air service at Denver International Airport ("DIA") or (ii) Company determines in its reasonable judgment that the cost paid by the COMPANY for the DIA Concourse A automated baggage system places the COMPANY at an unacceptable competitive disadvantage compared to the cost paid for the baggage system at DIA's Concourse C by those air carriers operating at that concourse. Item (ii) of this Paragraph notwithstanding, Frontier may not terminate if Continental, at its sole option, for as long as it chooses to do so, reduces the amount due from Frontier for rental hereunder by the amount of that difference in costs.

13.  STANDARD PROVISIONS:
     -------------------

                                USE OF PREMISES

COMPANY covenants and agrees, for the benefit of CONTINENTAL and OWNER, that it shall not, by its use and occupancy of the PREMISES, violate any of the provisions of the BASE LEASE as such BASE LEASE has been and/or may from time to time be amended, and that it shall faithfully perform and discharge all of the obligations of CONTINENTAL (except for payment of rental) thereunder, to the extent that such BASE LEASE terms are appropriate to this Agreement. COMPANY further covenants that this Agreement shall be, in all respects, subject and subordinate to the BASE LEASE, and nothing contained in this Agreement shall be deemed to confer upon COMPANY any rights which are not granted by or are in conflict with the BASE LEASE. Notwithstanding anything contained herein, (a) this Agreement shall not be deemed to grant to COMPANY any rights or privileges which CONTINENTAL does not have under the BASE LEASE, and (b) any act or omission of CONTINENTAL required by the BASE LEASE shall in no event be deemed a violation of this Agreement.

                             ACCEPTANCE OF PREMISES

Company HAS INSPECTED THE PREMISES AND ACKNOWLEDGES THAT Continental HAS MADE NO REPRESENTATIONS AS TO THE CONDITION THEREOF. Company ACCEPTS THE PREMISES IN ITS PRESENT CONDITION, AS-IS, WITH ALL FAULTS, LATENT OR KNOWN. Continental MAKES NO WARRANTIES, GUARANTEES OR REPRESENTATIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE,

PERTAINING TO THIS AGREEMENT OR THE PROPERTY DESCRIBED HEREIN. Company HEREBY WAIVES AND Continental EXPRESSLY DISCLAIMS ALL WARRANTIES, GUARANTEES AND REPRESENTATIONS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITING THE GENERALITY OF THE FOREGOING, ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR REGARDING THE CONDITION OF THE PROPERTY. IN NO EVENT SHALL Continental's LIABILITY OF ANY KIND UNDER THIS AGREEMENT INCLUDE ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES EVEN IF Continental SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF POTENTIAL LOSS OR DAMAGE.

                                     RENTAL

If the term of this Agreement shall commence or end on any day other than the first and last day, respectively, of a calendar month, such consideration due for a portion of a month shall be prorated on a per-diem basis, and the first payment shall be due on or before the effective date hereof.

Any unpaid or past due amounts shall bear interest from the date due until paid, at 1-1/2% per month, or, at CONTINENTAL's option, the maximum rate allowable by law, which interest shall be considered as part of the rental payable hereunder.

                                SECURITY DEPOSIT

A. If at any time during the term of this Agreement, any of the rent herein reserved, or any other amounts due from COMPANY shall be overdue or unpaid, or in the event of failure by COMPANY to keep and perform any of the terms, covenants and conditions of this Agreement to be kept and performed by COMPANY, then CONTINENTAL, at its option, may appropriate and apply the entire Security Deposit, or any portion thereof (i) to the payment of such overdue amounts, and (ii) as compensation to CONTINENTAL for any loss or damage sustained or suffered by CONTINENTAL due to such breach on the part of COMPANY. Should CONTINENTAL withdraw any amount from the Security Deposit as provided herein, COMPANY shall remit to CONTINENTAL, upon written demand therefor, an amount sufficient to fully replenish the Security Deposit.

B. If at any time during the term hereof, the rental or other amounts due from COMPANY hereunder should increase, COMPANY shall remit to CONTINENTAL, upon written demand therefor, an amount sufficient to increase the Security Deposit to a level reflecting such increase.

C. COMPANY's failure to remit any increase in, or any replenishment of the Security Deposit, as required herein, within five (5) days of receipt of written notice of funds due, shall constitute a default hereunder, entitling CONTINENTAL to immediately invoke the remedies available to it by law and this Agreement, including immediate termination of this Agreement.

D. Within thirty (30) days after expiration or other termination of this Agreement, and upon vacation of the PREMISES and satisfaction of any and all events of default by COMPANY, including payment of all amounts due and past due, the Security Deposit shall be returned in full to COMPANY.

E. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against COMPANY, the Security Deposit shall be deemed to be applied first to any rents and/or other charges due CONTINENTAL for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be retained by CONTINENTAL in partial liquidation of CONTINENTAL's damages.

F. COMPANY covenants and agrees that it shall not assign or encumber or attempt to assign or encumber this Security Deposit, and that CONTINENTAL shall not be bound by any such assignment, encumbrance or attempt to assign or encumber.

                                   UTILITIES

CONTINENTAL shall furnish the PREMISES with utilities and services to the extent that they are furnished to Continental under the BASE LEASE. Continental shall not be liable for, and COMPANY hereby releases and waives any claims against CONTINENTAL resulting from any failure or interruption of such services.
COMPANY shall pay Continental, as additional rent, for any extraordinary electrical, gas or water consumption.

                               CONDUCT AND WASTE

COMPANY, in its use of the PREMISES, covenants and agrees that it shall:

A. Conduct its operations in an orderly and proper manner. COMPANY shall not create, generate or permit-the creation or generation of vibrations that might tend to damage the PREMISES; loud noises; the emission of steam, gases or unpleasant or noxious odors; nor in any manner annoy, disturb or be offensive to other tenants of the PREMISES and common areas.

B. Be responsible for the conduct, appearance and behavior of its officers, employees, agents, contractors, customers and invitees on and in the vicinity of the PREMISES, and upon objection from CONTINENTAL or OWNER, shall immediately make every reasonable effort to eliminate any unsatisfactory conduct, appearance or behavior.

C. Not allow garbage, debris or other waste materials (whether solid, liquid or gaseous) to collect or accumulate on or in the PREMISES or in access or service areas. COMPANY shall remove debris and other waste materials from the PREMISES in accordance with all applicable regulations governing such activity. COMPANY shall keep all lobbies, vestibules and steps within the PREMISES free from dirt and rubbish.

D. It is intended that the standards and obligations imposed by this section shall be maintained and complied with by COMPANY in addition to its compliance with any present and future governmental laws, rules and regulations.

                                    SECURITY

COMPANY shall adopt and enforce appropriate procedures to prevent unauthorized access to CONTINENTAL's operations areas and aircraft, on the part of its passengers, employees, vendors, licenses, and invitees. Such procedures shall include, without limitation, a requirement that all COMPANY's employees visibly display a photographic identification badge on their person at all times while within an area covered by this Agreement which is not open to the general public, and a requirement that all passengers and other persons who are present in such an area be in the COMPANY of, and escorted by, a properly identified employee of COMPANY. COMPANY further agrees to indemnify, defend and hold CONTINENTAL harmless with respect to any one, levy or penalty which may be imposed upon CONTINENTAL by the Federal Aviation Administration or any other government authority for violation of any law or regulation pertaining to aircraft or airport security as a result of any act or omission on the part of COMPANY, such indemnity to include all attorneys fees and other costs of defense incurred in connection therewith.

                           GOVERNMENTAL REQUIREMENTS

     COMPANY covenants and agrees, at its sole expense, to procure from all governing authorities asserting jurisdiction over the operations of COMPANY, all licenses, certificates, permits or other authorization which may be necessary for the conduct of its operations. COMPANY shall at all times promptly observe, comply with and execute the provisions of any and all present and future federal, state and local laws, rules, regulations, requirements, orders and directions which may pertain or apply to the operations of COMPANY and its occupancy of the PREMISES.

                     RULES, REGULATIONS AND ADMINISTRATION

     COMPANY shall be responsible for initiating, maintaining and supervising safety precautions and programs necessary to prevent injury to persons and damage to property in, on or about the PREMISES, and shall observe and obey all present and future rules and regulations issued by CONTINENTAL and OWNER for the conduct of tenants and subtenants at the PREMISES, including but not limited to those regulating safety, health and preservation and security of the PREMISES.

                            MAINTENANCE AND REPAIRS

A. Any construction or alteration of the PREMISES required by COMPANY shall be made by COMPANY at its sole expense' and only upon prior, written approval by CONTINENTAL and OWNER.

B. COMPANY covenants and agrees to maintain the PREMISES, and shall at its sole cost, make any installations, non-structural repairs, replacements, redecorating and other maintenance necessary to keep the PREMISES, and all equipment, fixtures, furnishings and signs therein, in a clean, neat and orderly condition, all of which shall be in accordance with the standards of the facility and of a quality and class not inferior to the original material and workmanship, normal wear and tear and damage by fire or other casualty excepted. All maintenance and repair work undertaken by COMPANY shall be performed in a good and workmanlike manner, leaving the PREMISES free of liens for labor and materials.

C. COMPANY covenants and agrees to maintain the PREMISES and conduct its operations in such a manner that at no time shall it do or permit to be done any act or thing in, on or in the vicinity of the PREMISES which will invalidate or conflict with any fire and casualty insurance policies covering the PREMISES, or any part thereof, or which may create a hazardous condition or otherwise increase the risk nominally attendant upon the operations contemplated hereunder. COMPANY shall promptly observe and comply with all present and future rules, regulations and orders of the Fire Underwriters Association or of any other board or organization which may exercise similar functions.

D. Any increase in fire or casualty insurance premiums attributable to COMPANY's acts or omissions under this Agreement, shall be promptly reimbursed by COMPANY, upon receipt of CONTINENTAL's and/or OWNER's invoice therefor.

                                   SURRENDER

     Upon expiration or other termination of this Agreement in accordance with the provisions herein, COMPANY shall remove all signs, trade fixtures and any other personal property, repair all damage caused by removal, and surrender the PREMISES in the clean, neat and orderly condition. required herein. In the event COMPANY fails to surrender possession as required herein, CONTINENTAL may reenter and repossess the PREMISES without further notice, any personal property therein being deemed abandoned by COMPANY. COMPANY hereby waives service of any notice of intention to reenter and right to redeem that may be granted by applicable laws.

                                 RIGHT OF ENTRY

     CONTINENTAL reserves the right for itself and OWNER to enter upon the PREMISES at any time during an emergency to take such action as may be required for the protection of persons and property, and for any other reasonable purpose, including without limitation, as access to and egress from areas other than the PREMISES, and to perform such functions as may be necessary for the maintenance and operation of the PREMISES, for inspection, repairs, alterations and improvements, and showing to prospective tenants. Such activity shall not be cause for abatement of any amount payable to CONTINENTAL by COMPANY, and the term of this Agreement shall not thereby be extended. CONTINENTAL shall make a reasonable effort to minimize interference with COMPANY's operations during such activity.

                                     TAXES

     COMPANY agrees to pay, before they become delinquent, all taxes (both general and special), assessments, fees and charges of any kind whatsoever, levied or assessed against the PREMISES, and any property of COMPANY located thereon, and any business conducted by COMPANY thereon. COMPANY agrees to use its best efforts to cause the PREMISES, and its personal property and business operations to be assessed and taxed separately from the BASE LEASE and the PREMISES. On demand by CONTINENTAL, COMPANY shall furnish CONTINENTAL with satisfactory evidence that such payments required from COMPANY have been made. In the event that Continental shall be assessed any taxes or fees relative to the PREMISES or any of COMPANY's leasehold improvements, equipment, furniture, fixtures, personal property or business operations, COMPANY shall reimburse such amount to CONTINENTAL within five (5) days after receipt of a written statement thereof.

                                 FORCE MAJEURE

     Notwithstanding anything to the contrary herein contained, neither party shall be deemed in violation of this Agreement if it is prevented from performing any of its obligations hereunder by any labor or industrial dispute; civil disturbance; vandalism or act of a public enemy; shortage of labor, energy or material; court order, regulation, action or non-action of any governmental authority; weather condition; natural disaster; act of God; or other circumstance not reasonably within its control, and which, with the exercise of due diligence, it is unable to overcome. Each party shall give the other immediate notice of such interruption, shall make all reasonable efforts to eliminate it as soon as possible, and at its conclusion, shall resume performance in accordance with its obligations hereunder. Neither party shall be required by the foregoing to settle or compromise any strike or other labor dispute. Either party may terminate this Agreement should such interruption exceed thirty (30) days.

                                  RELATIONSHIP

     The relationship between COMPANY and CONTINENTAL shall be that of independent contractor for all purposes and no person employed by either shall be held or construed to be an employee or agent of the other under any circumstances. Each party assumes full responsibility for any and all liability to its own employees on account of injury, or death resulting therefrom, sustained in the course of their employment. Each Party, with respect to its own employees, accepts full and exclusive liability for payment of Workers' Compensation and employer's liability insurance premiums with respect to such employees, and for payment of all taxes, contributions or other payments for unemployment compensation or old age benefits, pensions, or annuities now or hereafter imposed upon employers by any government or agency thereof asserting jurisdiction in respect of such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, and agrees to make such payments and to make and file all reports and returns and to do everything necessary to comply with the laws imposing such taxes, contributions or payments.

                                INDEMNIFICATION

                                    Release

     COMPANY hereby covenants and agrees that, anything in this Agreement to the contrary notwithstanding, CONTINENTAL shall not be liable for (a) any acts or omissions of, or for any condition resulting from, the operations or activities of any person, firm or corporation, or its officers, directors, agents, employees, customers, invitees, vendors, or contractors relating to or arising out of this Agreement, or (b) any loss or damage to any property or the death or injury of any persons (including property of COMPANY, or its officers, directors, employees, agents, customers, vendors, contractors or invitees), occasioned by theft, fire, acts of God, or any governmental body or authority, injunction, riot, war, other tenants of the PREMISES, or any other matter beyond the control of CONTINENTAL, or any damage or inconvenience which may arise through repair, or alteration of the PREMISES, or failure to make repairs, or unavailability of utilities or for any cause whatsoever except the gross negligence or willful misconduct of CONTINENTAL.

                                   Indemnity

     Anything in this Agreement to the contrary notwithstanding, and without limiting COMPANY's obligation to provide insurance pursuant to insurance provisions herein, COMPANY covenants and agrees that it shall protect, indemnify, defend and hold harmless, CONTINENTAL, its parent and subsidiaries, OWNER and their respective predecessors and former, present and future directors, officers, employees, agents, successors and assigns (the"lndemnitees"), from and against all liabilities, losses, damages, penalties, claims, costs, charges and expenses, causes of action and judgements of any nature whatsoever, including without limitation reasonable attorneys' fees, costs and related expenses, including, without limitation, fees and disbursements of counsel incurred by any Indemnitee in any action or proceeding between COMPANY and any Indemnitee, or between any Indemnitee and any third party, or otherwise, which may be imposed upon or incurred by the Indemnitees by reason or arising out of any of the following, except if caused by the gross negligence or willful misconduct of the Indemnities:

A. Any occupancy, management or use of the PREMISES, or common areas or the service areas, parking areas, or pedestrian areas in the vicinity of the PREMISES, by COMPANY or any of its directors, officers, agents, contractors, servants, employees, licensees, invitees, successors and assigns;

B. Any act or omission of COMPANY or any of its directors, officers, agents, contractors, servants, employees, licensees, invitees, successors and assigns;

C. Any act or omission of Company or any of its directors, officers, agents, contractors, servants, employees, licensees, invitees, successors and assigns which causes any accident, injury to or death of any person, or damage to or destruction of any property occurring on or in the vicinity of the PREMISES, including but not limited to aircraft or interference with CONTINENTAL's operations;

D. Any failure on the part of COMPANY to comply with any of the covenants, agreements, terms or conditions contained in this Agreement, the BASE LEASE or any law, rule, regulation, requirement, order or directive for which it is responsible;

     CONTINENTAL shall promptly notify COMPANY of any such claim asserted against it, and forward copies of all papers or legal process served upon it in connection with any action or proceeding brought against any Indemnitee by reason of any such claim.

                            ENVIRONMENTAL OPERATIONS

COMPANY covenants and agrees:

     1) that it shall not cause or permit any hazardous or toxic substance to be brought upon the PREMISES without the written consent of CONTINENTAL, and shall advise CONTINENTAL of any known or suspected environmental contamination;

     2)   that its operations shall at all times remain in compliance with:

          A) CONTINENTAL's written restrictions and requirements governing the identification and use of chemical products;

          B) all orders and regulations promulgated by the Occupational, Safety and Health Administration and by the Environmental Protection Agency, and all other federal, state and local laws, rules, regulations, requirements, orders and directive governing safety, the environment and hazardous and toxic substances;

     3)   that it shall:

          A) secure at its own expense, all required permits, licenses and authorizations necessary for such compliance;

          B) advise CONTINENTAL of any notice of potential or actual non-compliance;

          C) immediately upon receipt, provide CONTINENTAL with copies of any notice or notices relating to non-compliance:

          D) CONTINENTAL's designated representatives the unrestricted right to inspect and review its on-premises operations and equipment. Unless necessary in an emergency situation, CONTINENTAL's representatives shall not purposefully interfere with or inhibit COMPANY's operation.

     All notices, copies and correspondence relating to this Section shall be delivered as described in the NOTICE provision of this Agreement to the following address, or to any address subsequently provided by proper notice. Copies of such material shall be hand-delivered to CONTINENTAL's on-site representative upon request:

                           CONTINENTAL AIRLINES, INC.
                   Environmental Health and Safety Department
                         15333 JFK Boulevard, Suite 425
                               Houston, TX 77032

                            ENVIRONMENTAL INDEMNITY

     COMPANY covenants and agrees to release, indemnify, hold harmless and defend CONTINENTAL, its parent and subsidiaries and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, liabilities, losses, expenses, damages, causes of action and judgements of any nature whatsoever, including but not limited to reasonable attorney, consultant and expert fees, costs and related expenses; and including, but not limited to clean-up or other curative measures ordered by the Occupational, Safety and Health Administration or the Environmental Protection Agency or any other federal, state or local agency or entity asserting jurisdiction; arising out of the discharge, disbursal, release or escape of any hazardous substance, toxic chemical, pollutant, contaminant or irritant, in solid, liquid or gaseous forms; arising out of or in any manner connected with any act or omission of COMPANY or its directors, officers, agents, contractors, servants, employees, licensees, invitees, successors and assigns.

                                   INSURANCE

COMPANY shall cause the required insurance coverages to be duly and properly endorsed by its insurance underwriters to provide that:

     (1) CONTINENTAL, OWNER, and their respective officers, directors, agents and employees are named as additional insured thereunder to the extent of COMPANY's obligation to indemnify CONTINENTAL under this Agreement, where allowed by law.

     (2) The policies shall include a standard cross liability clause.

     (4) COMPANY's insurance shall be primary insurance and that any other insurance policy or policies of CONTINENTAL are noncontributory, secondary or excess insurance.

     (5) COMPANY's policy expressly insures COMPANY's contractual liability assumed by COMPANY under this Agreement.

     (6) COMPANY's insurers waive all rights of subrogation against CONTINENTAL, its officers, directors agents and employees and its insurers.

     (7) CONTINENTAL shall be given thirty (30) days prior, written notice of any cancellation, or other material or adverse changes.

     (8) COMPANY's insurers agree that COMPANY's breach of any warranty set forth in its policy of insurance will not invalidate the insurance as to CONTINENTAL.

Upon execution of this Agreement, and upon any reasonable request by CONTINENTAL, COMPANY shall forthwith supply CONTINENTAL with certificates of insurance as evidence of the insurance coverage and endorsements required herein.

COMPANY agrees that the terms of these insurance requirements may be revised, and the minimum coverages may be increased upon the written demand of CONTINENTAL, which demand shall be based on reasonable and justifiable grounds.

                               SURVIVAL OF TERMS

     Termination of this Agreement or any part thereof by notice, expiration of term or otherwise, shall not relieve COMPANY of any liabilities or obligations accrued on or prior to the date of termination, and the indemnities and insurance provisions contained or referred to herein shall remain in effect and shall survive the expiration or other termination of this Agreement.

                                  TERMINATION

Without limiting any rights of CONTINENTAL to terminate this Agreement as may be afforded by operation of law, this Agreement shall also be terminated at the option of CONTINENTAL, as follows:

A. Immediately upon the termination or expiration of the BASE LEASE or any portion thereof, or upon expiration or termination of CONTINENTAL's right to grant to COMPANY the right to occupy and use the PREMISES as contemplated herein, in which event COMPANY shall have no claim for the unexpired term hereof.

B. Immediately and without notice to COMPANY in the event that COMPANY files a voluntary petition in bankruptcy or that proceedings in bankruptcy shall be instituted against COMPANY and not dismissed within one hundred twenty
     (120) days, or that a court shall take jurisdiction of COMPANY or its assets pursuant to proceedings brought under the provisions of any federal reorganization act, or that a receiver of COMPANY's assets shall be appointed and such taking or appointment shall not be stayed or vacated within a period of thirty (30) days.

C. Immediately upon written notice to COMPANY, if COMPANY fails to pay any installment of rent or additional rent within ten (10) days after such amount is due.

D. Immediately upon written notice to COMPANY, if COMPANY fails to perform, keep, and observe any of the covenants, terms and conditions which COMPANY is obligated herein to perform, keep and observe, except that termination shall be stayed as long as COMPANY cannot reasonably cure such default immediately, and as long as COMPANY is diligently proceeding to cure such default.

E. Immediately by either party upon the acquisition or condemnation of the PREMISES by eminent domain, in which event COMPANY shall have no claim (I) for the unexpired term hereof, or (ii) any part of the award made for the PREMISES, but may claim any award for its personal property.

F. Abandonment of the PREMISES by COMPANY for more than 48 hours, unless due to circumstances beyond COMPANY's reasonable control.

     In the event that this Agreement is terminated in accordance with the foregoing prior to the expiration of the term hereof, or during any extension thereof, CONTINENTAL may relet the PREMISES for any term and under any conditions it may deem satisfactory, which shall not affect or impair CONTINENTAL's right to recover actual damages occasioned by any default by COMPANY.

                    NON-DISCRIMINATION AND EQUAL OPPORTUNITY

     COMPANY, for itself, its successors in interest and assigns, as a part of the consideration hereof, as a covenant running with the land, covenants and agrees that it shall not discriminate by segregation or otherwise against any person because of race, color creed or national origin, in providing or refusing to provide to any person the use of the PREMISES, or any services, privileges, accommodations, or activities provided by COMPANY, and to be bound by and to perform in accordance with all applicable provisions and requirements of all federal, state and local laws, executive orders and regulations issued pursuant thereto, including without limitation, and to the extent applicable to this Agreement, the provisions contained within:

A.   The Fair Labor Standards Act.

B.   The Equal Opportunity clause set forth in 41 CFR Parts 60-1 et seq.,
                                                                 ------
     pursuant to the requirements of Section 202 of Executive Order 11246, as amended, and the implementing regulations of the Office of Federal Contract Compliance Programs.

C. Contractual requirements of the Rehabilitation Act of 1973 as set forth in 41 CFR Sec 60-741.4; and of the Vietnam Era Veterans Readjustment Act of 1974 as set orth in 41 CFR Sec. 60-250.4.

D. The requirements of the Occupational Safety and Health Act and regulations issued thereunder;

E.   Titles l, ll, 111, IV, and V of the Americans with Disabilities Act of
     1990;

     as the foregoing may be amended or replaced, which provisions are incorporated herein by reference as if set forth in full. By execution of this Agreement each party represents and warrants compliance with the aforementioned regulations and will furnish proof thereof on demand.

     COMPANY further covenants and agrees to:

     1) Indemnify and defend Continental from and against any and all claims, liabilities, losses and judgements arising out of COMPANY's failure to comply with these provisions; and

     2) Include and require inclusion of these provisions in all agreements regarding the PREMISES, including, without limitation, those of its contractors, subcontractors, successors and assigns.

                           Non-Discrimination Breach

     In the event of any breach of any of the above non-discrimination covenants, CONTINENTAL shall have the right to terminate this Agreement and to reenter and repossess the PREMISES, and hold the same as if this Agreement had never been made or issued. This provision shall not be effective until the procedures of Title 49, CFR Part 21, are followed and completed, including exercise or expiration of appeal rights.

                                  SEVERABILITY

     If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be declared invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect or impair the remainder of this Agreement or its application to any other person or circumstance, and this Agreement shall not be affected or impaired under any circumstance or in any jurisdiction where such provision remains valid.

                                   TEXAS LAW

     THIS AGREEMENT SHALL BE CONSTRUED AND PERFORMANCE THEREOF SHALL BE DETERMINED ACCORDING TO THE LAWS OF THE STATE OF TEXAS.

                             TIME IS OF THE ESSENCE

     The parties expressly agree that time is the essence of this Agreement and of every provision hereof. Failure by a party to complete performance within the time specified, or within a reasonable time if no time is specified herein, shall, without prejudice of any other rights or remedies, relieve the other party of any obligation to accept such performance.

                                QUIET ENJOYMENT

     CONTINENTAL agrees that upon payment of the rents and other payments due, and performance of the covenants and agreements on the part of COMPANY to be performed hereunder, COMPANY shall peaceably have and enjoy the PREMISES subject to an event of Force Majeure and to the terms and conditions herein.

                                     LIENS

     COMPANY shall not allow any condition to exist or situation to develop whereby any party would be entitled, as a matter of law, to a lien against the PREMISES, and agrees to indemnify, release, defend and hold CONTINENTAL and OWNER harmless from and against any and all costs, expenses and claims arising therefrom.

                                     WAIVER

     No waiver by either party at any time of any of the terms, conditions, covenants or agreements herein or of any forfeiture, shall be deemed or taken as a waiver at any time thereafter of the same or any other term, condition, covenant, or agreement herein contained, nor of the strict and prompt performance thereof. No delay, failure or omission of CONTINENTAL to reenter the PREMISES, or to exercise any right, power, privilege or option shall be construed to be a waiver of any default or relinquishment thereof, or acquiescence thereto, and no notice by CONTINENTAL shall be required to restore or revive any right, power, privilege, option or remedy after waiver by CONTINENTAL of default in one or more instances. No right, power, privilege, option or remedy of CONTINENTAL shall be construed as being exhausted or discharged by the exercise thereof in one or more instances. Each and all of the rights, powers, privileges, options and remedies given to either party by this Agreement shall be cumulative, and no one of them shall be exclusive of the other or exclusive of any remedies provided by law, and the exercise of one right, power, option or remedy by either party shall not impair its right to any other right, power, option or remedy except in those cases where it is expressly so provided.

                                   ASSIGNMENT

     This Agreement and the rights and obligations created hereunder may not be assigned or delegated by COMPANY without the prior written consent of CONTINENTAL and OWNER; but, subject to the foregoing, this Agreement and the rights and obligations of the parties hereby created, shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives. CONTINENTAL reserves the right to assign or transfer its interest hereunder without notice.

                                    CAPTIONS

     The captions of the articles and sections of this Agreement are inserted for convenience only, and are not intended and shall not be construed to affect in any manner the terms and conditions hereof, or the interpretation or construction thereof.

                               APPROVAL BY OWNER

     The parties hereto agree that this Agreement is subject to the consent and approval of OWNER. If written consent thereto is not forthcoming within thirty
(30) days of execution of this Agreement, given, either party may, at its option, rescind its signature and this Agreement shall become null and void, and the parties shall become discharged from all liabilities hereunder.

                                ENTIRE AGREEMENT

     This Agreement, including any exhibits and inclusions by reference, contains the entire understanding between the parties hereto, and supersedes and revokes all previous negotiations, arrangements, letters of intent, offers, proposals, representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any person purporting to represent either. COMPANY acknowledges that it has not been induced to enter into this Agreement by any representation or construction of this Agreement, and agrees that CONTINENTAL shall have no liability for any consequences arising as a result of such representation.

     No amendment, change or addition to this Agreement shall be binding upon either party hereto unless in writing and signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the effective date hereof.

CONTINENTAL AIRLINES, INC.          FRONTIER AIRLINES, INC.

BY:                                 BY:   /s/  Arthur T. Voss
   -----------------------------       ----------------------------


TITLE:                              TITLE:    Vice President
      --------------------------          -------------------------


DATE:                               DATE:     9/6/95
     ---------------------------         --------------------------

CITY AND COUNTY OF DENVER


BY:_____________________________


TITLE:__________________________


DATE:___________________________

                                   EXHIBIT A

Subject to the conditions set forth in the Agreement, the COMPANY shall have:

     (1) The right to use for commercial airline operations as granted to CONTINENTAL under the BASE LEASE the PREMISES as detailed on Exhibits B through K

                                  ATTACHMENT B
              FRONTIER AIRLINES SPACE ALLOCATION AND BILLING - DEN
              ----------------------------------------------------
                                                                       05-Sep-95

                                                               ANNUAL
                                                           --------------  MONTHLY  JUNE ACH
ROOM #                 SPACE DESCRIPTION        SQ. FT.    RATE/(1)/ COST   COST    BILLING
------                 -----------------        -------    --------  ----   ----    -------
--------------------------------------------------------------------------------------------
CONCOURSE AREAS
--------------------------------------------------------------------------------------------
Ramp Level
----------
1514               IDF                             72.00  *          *     *        *
1340               A/C Shop                     2,615.90  *          *     *        *
1340-1             Men's Locker Room              276.30  *          *     *        *
1340-2             Janitor                         50.50  *          *     *        *
1340-3             Women's Locker Room            257.40  *          *     *        *
1340-4             Plumbing Access                 40.00  *          *     *        *
1340-5             Office                         106.30  *          *     *        *
1340-6             Breakroom                      282.60  *          *     *        *
1340-7             Office                         128.60  *          *     *        *
1340-8             IDF                             89.30  *          *     *        *
1340-9             Office                         236.50  *          *     *        *
1340-9A            Office                          22.20  *          *     *        *
1350-12            GSE Wash Bay                   485.40  *          *     *        *
1350-12A           Hotsy                           94.70  *          *     *        *
1370               Remote Ready Room               90.00  *          *     *        *
NA                 Circulation                    247.00  *          *     *        *
                   SUBTOTAL                    ---------             ----  ----  -------
                                                5,094.70             *     *        *
Concourse Level
---------------

2505               F9 Gate Lobby - A32          1,996.80  *          *     *
2347               F9 Gate Lobby - A34          1,953.90  *          *     *        *
2343               F9 Gate Lobby - A36          1,953.90  *          *     *        *
2325               F9 Gate Lobby - A38          1,910.30  *          *     *        *
                   SUBTOTAL                    ---------             ----  ----  -------
                                               $7,814.90             *     *        *
RAMP AREA (LINEAR FEET)                           560.00  *          *     *        *
CONCOURSE A JOINT USE ALLOCATION/(2)/                                *     *        *
TOTAL CONCOURSE AREAS                          12,909.60             *     *        *
----------------------------------------------------------------------------------------

                                                           ATTACHMENT B
                                       Frontier Airlines Space Allocation and Billing - DEN
                                       ----------------------------------------------------
                                                                                                        05-Sep-95

                                                                   Annual             Monthly        June ACH
                                                                ---------------
   Room #         Space Description               Sq. Ft.       Rate/(1)/  Cost        Cost          Billing
   ------         -----------------               -------       ---------  ----        ----          -------
-----------------------------------------------------------------------------------------------------------------
TERMINAL AREAS
-----------------------------------------------------------------------------------------------------------------
Level Six
---------
NA              F9 Tckt Positions (#13-19)        480.00              *       *           *                *
-----------------------------------------------------------------------------------------------------------------
68B36           Office                            425.00              *       *           *                *
                                               ---------           ----    ----        ----             ----
                SUBTOTAL                          905.00              *       *           *                *
-----------------------------------------------------------------------------------------------------------------
TOTAL TERMINAL AREAS                              905.00              *       *           *                *
                                                                           ----        ----             ----
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
TOTAL ALL AREAS/(3)/                           13,814.60              *       *           *                *
-----------------------------------------------------------------------------------------------------------------

/(1)/ Square footage rates are comprised of tenant finish and basic rental components.

/(2)/ Concourse A Joint Use costs are allocated based upon $ of total exclusive square footage.

/(3)/ Please note that variable costs associated with baggage system usage are not included. These amounts will be billed directly to Frontier Airlines by the City and County of Denver.

 CONFIDENTIAL TREATMENT HAS BEEN SOUGHT FOR PORTIONS OF THIS DOCUMENT MARKED
     WITH " * " AND SUCH PROTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC

                                FIRST AMENDMENT

     This Amendment is made as of the 15th day of November, 1995, but actually entered into as of the date last set forth below, by and between Continental Airlines, Inc. ("Continental") and Frontier Airlines, Inc. ("Frontier").

     WHEREAS, Continental has leased certain premises in Concourse A of the Denver International Airport from the City and County of Denver ("Owner"); and

     WHEREAS, by that certain Space and Use Agreement dated March 2, 1995 (the "Agreement"), Continental has granted to Frontier the right to use part of such premises (the "Premises") and Frontier has accepted the Premises; and

     WHEREAS, Continental and Frontier desire to amend the Agreement pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the terms and covenants contained herein, the Agreement is hereby amended as follows:

     1. Effective as of November 15, 1995 and continuing during the term of the Agreement, and while Frontier is not in default under its obligations thereunder or hereunder, after submission to Continental of copies of proper invoices received by Frontier from the City, Continental will * . Unless Continental elects to make such payments directly to the City as hereinbelow provided, such * will be accomplished through the Airline Clearing House on the latest Airline Clearing House settlement date that is at least five days prior to the date that such charges are required to be paid to the City, or through such other agreed upon method as will not require Frontier to pay such charges to the City prior to reimbursement by Continental; provided, further, that such reimbursement for the period November 15, 1995 through February 29, 1996 shall be made on or before February 29, 1996. If elected by Continental, Continental may pay such amounts required hereunder to be reimbursed by Continental to Frontier directly to the City. Frontier shall promptly (and in any event prior to delinquency) remit to City any sums reimbursed to Frontier by Continental hereunder.

     2. Effective * , and while Continental is not in default under its obligations under Section 1 above, the amount payable by Frontier to Continental under Paragraph 6 of the Agreement shall be * each at the same time and manner as payments are required to be paid by Frontier to Continental under Paragraph 6 of the Agreement; provided, that the additional monthly payments for each of the months of January, February and March of 1996 shall be * , and shall be made on or before February 29, 1996 (and such increased amount for such months shall not affect Frontier's obligation for the remaining months of 1996 or thereafter).
If and when, and at each time that, the City of Denver rental rates or charges for Concourses A or C at Denver International Airport are hereafter increased or decreased, then the * amount (and related monthly payments referred to above, as such amount is adjusted as herein provided from time to time, shall thereafter be increased or decreased, as the case may be, so that the annual amount paid by Frontier to Continental under this Section 2 will be adjusted to equal the new annual amount that would be obtained by substituting the new rental rates and charges for the rental rates and charges shown on Exhibit "A", which is attached hereto and incorporated herein by this reference, and by thereafter performing the same calculations as are indicated on such Exhibit to solve for the new annual amount (in place of the * annual amount now set forth on Exhibit "A") (with all other aspects of the methodology reflected on Exhibit "A", including, without limitation, the square footages and percentage allocations reflected thereon, remaining the same). However, in no event shall any increase in costs for which Continental is required under Section 1 above to reimburse Frontier cause the annual amount to be paid by Frontier hereunder to decrease. Frontier shall prepare the new Exhibit "A" reflecting the adjusted calculations and shall deliver such new Exhibit to Continental for Continental's approval. Upon approval of such new Exhibit reflecting the new annual amount referred to above, such Exhibit shall then be deemed a part of this Amendment without need of any formal amendment.

     3. Paragraph 12A of the Space and Use Agreement is deleted and replaced with a provision stating that if Frontier leases additional Concourse A gate(s) from Continental, its rent obligation to Continental shall be based on the actual square feet of the additional leased gate(s) and the actual square feet of any additional Concourse A space leased from Continental.

     4. Paragraph 12B of the Space and Use Agreement relating to Special Cancellation rights in Frontier as a result of Concourse A Automated Baggage System charges is deleted.

     5. Except as expressly provided in this Amendment, the Agreement is unmodified and remains in full force and effect. Frontier and Continental agree that the Agreement, as modified by this Amendment, sets forth the entire agreement of the parties with respect to the matters addressed therein and herein and that each such party is fully bound by the terms of the Agreement, as modified by this Amendment. This Amendment supercedes and replaces that certain Term Sheet executed by Continental and Frontier relating to the subject matter hereof.

     6. By execution below, the City (i) approves the Agreement and this Amendment, and (ii) acknowledges and agrees that nothing contained herein shall be deemed to create any rights in favor of the City to require Continental to pay to the City any sums attributable to Frontier's use of Concourse A or the ABS, whether under a third party beneficiary theory or otherwise, and that the City shall look solely to Frontier for payment of any costs associated with the ABS or for payment of any other amounts that Frontier may have agreed to pay to the City.

     7. This Amendment shall not be effective until executed by the parties hereto and the City. This Amendment may be executed in multiple counterparts (and delivered by facsimile transmission), each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

Agreed:                        Agreed:

Continental Airlines, Inc.     Frontier Airlines, Inc.

By       /s/ H. Shannon        By     /s/ Arthur T. Voss
         --------------------         ------------------

Name     Holden Shannon        Name   Arthur T. Voss
         --------------------         ------------------

Title    Staff Vice President  Title  Vice President
         --------------------         ------------------

Date     2/12/96               Date   2/7/96
         --------------------         ------------------

Agreed:

City and County of Denver

By   _______________________________

Name _______________________________

Title ______________________________

Date _______________________________

                               LETTER AGREEMENT

This letter agreement incorporates the City and County of Denver ("OWNER") comments to the Continental Airlines, Inc. ("CONTINENTAL") sublease agreement with Frontier Airlines, Inc. ("COMPANY") effective March 2, 1995 and executed by CONTINENTAL on September 7, 1995 and by COMPANY on September 6, 1995. It is mutually agreed that, effective March 2, 1995, the sublease agreement will incorporate the following revisions requested by the OWNER which have been underlined for clarification purposes only.

Section 3. Description of Premises on page 1. This section will read as follows:

     Certain space on and within the Denver International Airport, as well as reasonable rights of ingress and egress and the use of associated areas, being more fully described in Exhibits B-K, attached hereto and made a part
                                            -
     hereof.


Section 13. Standard Provisions on page 6. The section heading Use of Premises will be replaced as follows:

     SUBJECT TO BASE LEASE
     ---------------------


Section 13.  Standard Provisions on page 13 Environmental Operations.  Item
(3)(B) of this section will read as follows:

     advise CONTINENTAL and OWNER of any notice of potential or actual non-
                        ---------
     compliance.


Section 13.  Standard Provisions on page 14 Environmental Operations.  Item
(3)(C) of this section will read as follows:

     immediately upon receipt, provide CONTINENTAL and OWNER with copies of any
                                                   ---------
     notice or notices relating to non-compliance.


Section 13.  Standard Provisions on page 14 Environmental Operations.  Item
(3)(D) of this section will read as follows:

     allow CONTINENTAL's and OWNER's designated representatives the unrestricted
     -----               -----------
     right to inspect and review its on-premises operations and equipment. Unless necessary in an emergency situation, neither
                                                            -------
     CONTINENTAL's nor OWNER's representatives shall purposely interfere with or
                   -----------
     inhibit COMPANY's operation.


Section 13. Standard Provisions on page 14 Environmental Operations. Shall include the following paragraph:

     As used herein, the term "Hazardous Material" includes any hazardous,
     ---------------------------------------------------------------------
     explosive, radioactive, or toxic substance, material, or waste which is or
     --------------------------------------------------------------------------
     becomes regulated by any local governmental authority, the state in which
     -------------------------------------------------------------------------
     the Sublease PREMISES is located or the United States, including, without
     -------------------------------------------------------------------------
     limitation, any material or substance which is (a) defined or listed as a
     -------------------------------------------------------------------------
     "hazardous waste," "extremely hazardous waste," "restricted hazardous
     ---------------------------------------------------------------------
     waste," "hazardous substance," "hazardous material," "pollutant," or
     --------------------------------------------------------------------
     "contaminant" under any Law, (b) a petroleum or petroleum derivative, (c) a
     ---------------------------------------------------------------------------
     flammable explosive, (d) a radioactive material, (e) a polychlorinated
     ----------------------------------------------------------------------
     biphenyl, (f) asbestos or an asbestos derivative, (g) urea formaldehyde
     -----------------------------------------------------------------------
     foam insulation, or (h) radon gas.
     ---------------------------------


Section 13.  Standard Provisions on page 14 Environmental Indemnity.  The sentence which begins "COMPANY covenants and agrees to release...." will read as follows:

     COMPANY covenants and agrees to release, indemnify, hold harmless and defend OWNER and CONTINENTAL, its parent and subsidiaries and their
            ---------
     respective directors, officers, employees, agents, successors and assigns from and against any and all claims, liabilities, losses, expenses, damages, causes of action and judgments of any nature whatsoever, including but not limited to reasonable attorney, consultant and expert fees, costs and related expenses; and including, but not limited to clean-up or other curative measures ordered by the Occupational, Safety and Health Administration or the Environmental Protection Agency or any other federal, state or local agency or entity asserting jurisdiction; arising out of the discharge, disbursal, release or escape of any hazardous substance, toxic chemical pollutant, contaminant or irritant, in solid, liquid or gaseous form; arising out of or in any manner connected with any act or omission of COMPANY or its directors, officers, agents, contractors, servants, employees, licensees, invitees, successors and assigns.

Section 13. Standard Provision of page 15 Insurance. Item (1) of this section will read as follows:

     CONTINENTAL, OWNER, and their respective officers, directors, agents and employees are named as additional insured thereunder to the extent of COMPANY'S obligations to indemnify them under this Agreement, where allowed
                                        ----
     by law.


Section 13. Standard Provision on page 15 Insurance. Item (4) of this section will read as follows:

     COMPANY'S insurance shall be primary insurance and that any other insurance policy or policies of CONTINENTAL and OWNER are noncontributory, secondary
                                       ---------
     or excess insurance.


Section 13. Standard Provisions on page 15 Insurance. Item (6) of this section will read as follows:

     COMPANY'S insurers waive all rights of subrogation against CONTINENTAL and
                                                                            ---
     OWNER, and their respective officers, directors, agents, and employees and
     ---------------------------
     their insurers.
     -----


Section 13. Standard Provision on page 15 Insurance. Item (8) of this section will read as follows:

     COMPANY'S insurers agree that COMPANY'S breach of any warranty set forth in its policy of insurance will not invalidate the insurance as to CONTINENTAL and OWNER.
     ---------


Section 13. Standard Provisions on page 17 NON-DISCRIMINATION AND EQUAL OPPORTUNITY item 1 of the Company covenant and agreement will read as follows:

     COMPANY further covenants and agrees to:

     1)  Indemnify and defend CONTINENTAL and OWNER from and against any and all
                                          ---------
         claims, liabilities, losses and judgments arising out of COMPANY'S failure to comply with these provisions; and

Section 13.  Standard Provisions on page 18 TEXAS LAW will now read COLORADO
                                                                    --------
LAW.


Section 13.  Standard Provisions on page 20 ENTIRE AGREEMENT.  The sentence which begins  "No amendment, change or addition...."  Will read as follows:

     No amendment, change or addition to the Agreement shall be binding upon either party hereto unless in writing and signed by the parties hereto and
                                                                            ---
     approved by the Manager of Aviation.
     -----------------------------------

     The parties hereto have caused this Letter Agreement to be executed as of the effective date hereof.


     CONTINENTAL AIRLINES, INC.          FRONTIER AIRLINES, INC.

     BY:_________________________        BY:   /s/ Arthur T. Voss
                                            ------------------------------------

     TITLE:______________________        TITLE:        V.P.
                                                 -------------------------------

     DATE:______________________         DATE:  Effective March 2, 1995
                                                ---------------------------


     CITY AND COUNTY OF DENVER

     BY:_________________________

     TITLE:______________________

     DATE:______________________